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                              MAYER, BROWN & PLATT

                                 1675 BROADWAY

                         NEW YORK, NEW YORK 10019-5820


                                February 14, 2001



Crusade Management Limited
Level 4,
4-16 Montgomery Street
Kogarah NSW 2217
Commonwealth of Australia

Ladies and Gentlemen:

     We have acted as your special counsel in connection with the preparation of the Registration Statement on Form S-11 (the "Registration Statement"), and the Prospectus forming a part thereof (the "Prospectus"), filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the Class A-1 and Class A-2 notes (as defined below). The Registration Statement and the Prospectus relate to the offer and sale of the Class A-1 and Class A-2 notes (the "Notes") to be issued by Perpetual Trustees Consolidated Limited, in its capacity as trustee of the Crusade Global Trust No. 1 of 2001 (in such capacity, the "Issuer Trustee") pursuant to the terms of the notice of creation of trust between Crusade Management Limited, as manager, and the Issuer Trustee, the Supplementary Terms Notice, which incorporates certain of the terms and provisions of the Master Trust Deed, the direction from Crusade Management Limited, as manager, to the Issuer Trustee to issue the Notes, the Note Trust Deed, the Terms and Conditions of the Notes and the Agency Agreement (collectively, the "Documents") as described in the Registration Statement. The Master Trust Deed and forms of certain of the other Documents are included as exhibits to the Registration Statement. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the purchase, ownership and disposition of the Notes to an original purchaser who is subject to United States federal income tax that appears under the heading "United States Federal Income Tax Matters" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

     We have assumed for the purposes of the opinions set forth below that the Notes will be issued as described in the Registration Statement and that the Notes will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration. We have also assumed that

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MAYER, BROWN & PLATT

Crusade Management Limited
February 14, 2001
Page 2

the Documents and the Notes will be duly authorized by all necessary corporate action and that the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Documents. In addition, we have assumed that the parties to each Document will satisfy their respective obligations thereunder.

     With respect to the opinion set forth in paragraph 1 of this letter, we have relied, without independent investigation, on the opinion of Mallesons Stephen Jaques as to those matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof.

     The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "United States Federal Income Tax Matters" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

     1. When each of the Documents has been duly and validly completed, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement and the Notes have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legally and validly issued and binding obligations of the Issuer Trustee.

     2. While the Tax Description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, we hereby adopt and confirm the opinions set forth in the Prospectus under the headings "Summary--U.S. Tax Status" and "United States Federal Income Tax Matters", which discuss the material federal income tax consequences of the purchase, ownership, and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

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MAYER, BROWN & PLATT

Crusade Management Limited
February 14, 2001
Page 3


     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Summary--U.S. Tax Status," "United States Federal Income Tax Matters" and "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                              Very truly yours,


                                              /s/
                                              MAYER, BROWN & PLATT

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                           CRUSADE MANAGEMENT LIMITED
                               ABN 90 072 715 916
                                     Level 4
                             4-16 Montgomery Street
                           Kogarah NSW 2217, Australia



                              OFFICER'S CERTIFICATE

The undersigned officer of Crusade Management Limited, which is acting as the manager of the Crusade Global Trust No.1 of 2001 (the "Trust") certifies that, after due inquiry, such officer has made the representations set forth below and reaffirms as of the date of this certificate the accuracy of such representations on which Mayer, Brown & Platt is relying in rendering its opinion with respect to the taxability for United States federal income tax purposes of the Trust.

     1. The Trust will be operated in accordance with (i) the statements and representations made in the prospectus, (ii) its respective organizational documents and (iii) the laws of the jurisdiction under which it is organized.

     2. The Trust does not have and will not have an office in the United States, and is not conducting and will not conduct any activities in the United States, other than those activities connected with its issuance of notes.


                                    CRUSADE MANAGEMENT  LIMITED

                                        By: /s/ Michael Bowan
                                            Name:  Michael Bowan
                                            Title: General Counsel and Secretary
                                            Date:  5/2/01